EXHIBIT 7.12

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, Eagle Financial Corp., The Inland Real Estate Transactions Group, Inc. The Inland Group, Inc. and Daniel L. Goodwin hereby agree that the Amendment No. 7 to Schedule 13D to which this Exhibit 7.12 is attached and any amendments thereto relating to shares of common stock of Cedar Shopping Centers, Inc. is filed jointly on behalf of each of them.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:	May 18, 2011	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Brenda G. Gujral
		Name:	Brenda G. Gujral
		Title:	President

Dated:	May 18, 2011	INLAND REAL ESTATE CORPORATION

/s/ Mark E. Zalatoris
		Name:	Mark E. Zalatoris
		Title:	President and Chief Executive Officer

Dated:	May 18, 2011	EAGLE FINANCIAL CORP.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	May 18, 2011	THE INLAND REAL ESTATE TRANSACTIONS GROUP, INC.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	May 18, 2011	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	President

Dated:	May 18, 2011	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	Senior Vice President

Dated:	May 18, 2011	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	May 18, 2011	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin